Consent of Deloitte, Independent Registered Public Accounting Firm. Exhibit 23.1

We consent to the incorporation by reference in Registration Statement Nos. 333-199908 and 333-196723 on Form S-8 of our reports dated June 14, 2022, relating to the financial statements of MiX Telematics Limited and the effectiveness of MiX Telematics Limited’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended March 31, 2022.

/s/ Deloitte & Touche

Deloitte & Touche
Registered Auditor
Johannesburg, South Africa
June 14, 2022